Filed Pursuant to Rule 424(b)(5)

Registration No. 333-237301

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 20, 2020)

$100,000,000

5.50% Fixed-to-Floating Rate Subordinated Notes due 2032

We are offering $100,000,000 aggregate principal amount of 5.50% fixed-to-floating rate subordinated notes due 2032 (the “Notes”) pursuant to this prospectus supplement and the accompanying prospectus. The Notes will be offered in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on July 1, 2032 (the “Maturity Date”). From and including the date of original issuance to, but excluding, July 1, 2027 or the date of earlier redemption (the “fixed rate period”), the Notes will bear interest at an initial rate of 5.50% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, commencing on January 1, 2023. The last interest payment date for the fixed rate period will be July 1, 2027. From and including July 1, 2027 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR), each as defined and subject to the provisions described under “Description of the Notes — Interest” in this prospectus supplement, plus 249 basis points, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2027. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.

We may, at our option, beginning with the interest payment date of July 1, 2027 and on any interest payment date thereafter, redeem the Notes, in whole or in part. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes — Redemption” in this prospectus supplement. The redemption price for any redemption is 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.

The Notes will be unsecured subordinated obligations, will rank pari passu, or equally, with all of our existing and future unsecured subordinated debt, will rank senior to all of our existing and future junior subordinated debt and will rank junior to all of our existing and future senior debt. The Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries and will be effectively subordinated to our existing and future secured indebtedness. There will be no sinking fund for the Notes. The Notes will be obligations of Berkshire Hills Bancorp, Inc. (“BHLB”) only and will not be obligations of, and will not be guaranteed by, any of BHLB’s subsidiaries. For a more detailed description of the Notes, see “Description of the Notes.”

Prior to this offering, there has been no public market for the Notes. The Notes will not be listed on any securities exchange or included in any automated quotation system.

The Notes are not a savings account, deposit or other obligation of Berkshire Bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency. The Notes are ineligible as collateral for a loan or extension of credit from BHLB or any of its subsidiaries. None of the U.S. Securities and Exchange Commission (the “SEC”), the FDIC, the Federal Reserve, the Massachusetts Commissioner of Banks or any other bank regulatory agency or any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Note	Total
Public offering price(1)	100.00%	$100,000,000
Underwriting discount(2)	1.25%	$1,250,000
Proceeds, before expenses, to us	98.75%	$98,750,000

(1)  Plus accrued interest, if any, from the original issue date.

(2)  See “Underwriting” in this prospectus supplement for details regarding the underwriters’ compensation.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company, against payment on or about June 30, 2022. See “Underwriting” in this prospectus supplement for details.

Joint Bookrunning Managers

Keefe, Bruyette & Woods A Stifel Company	PNC FIG Advisory, part of PNC Capital Markets LLC

The date of this prospectus supplement is June 28, 2022.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context indicates otherwise, the terms “BHLB,” the “Company,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus refer to Berkshire Hills Bancorp, Inc. and its subsidiaries.

References to the “Bank” refer to Berkshire Hills Bank. References to a particular year mean our fiscal year commencing on January 1 and ending on December 31 of that year.

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the SEC. The registration statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, is available to you without charge via the SEC’s website at www.sec.gov or upon written or oral request to BHLB at the address or telephone number indicated in the section entitled “Incorporation of Certain Documents by Reference” in this prospectus supplement.

This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the Notes and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus dated March 20, 2020, which contains and incorporates by reference a more general description of the securities we may offer from time to time, some of which does not apply to the Notes we are offering, and important business and financial information about us. If information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this prospectus supplement provided or approved by us and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in the Notes, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Incorporation of Certain Documents by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our reports filed electronically with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov.

We also maintain an Internet site where you can find additional information about us, including our SEC filings. The address of our Internet site is www.berkshirebank.com. All Internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet website, or any other Internet site described in this prospectus supplement or in the accompanying prospectus, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or in the accompanying prospectus or other offering materials.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering of the Notes described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2022 (to the extent specifically incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 19, 2022, January 28, 2022, February 7, 2022, March 14, 2022, March 28, 2022, April 12, 2022, April 22, 2022, April 29, 2022 and May 20, 2022; and

•	the description of our common stock set forth in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, including any other amendment or reports filed for the purpose of updating such description.

Upon request, we will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference therein). We will provide this information at no cost to the requester upon written or oral request to Berkshire Hills Bancorp, Inc., Attn: Corporate Secretary, 60 State Street, Boston, Massachusetts, 02109; Tel.: (800) 773-5601, ext. 133773.

You should rely only on the information incorporated by reference or set forth in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters, dealers or agents have authorized anyone else to provide you with additional or different information.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus and any other written or oral statements made by us from time to time may contain “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “will,” “should,” “could,” “would,” “outlook,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition of BHLB, our expected or anticipated revenue, and our results of operations and our business, including earnings growth; revenue growth in retail banking, lending and other areas; loan origination volumes; current and future capital management programs; non-interest income levels; tangible capital generation; market share; expense levels; stock repurchases; and other business operations and strategies, as well as statements regarding the impact of the ongoing COVID-19 pandemic, and any current or future variants thereof; inflation and interest rates; economic activity; geopolitical conflicts; and market conditions.

All forward-looking statements are subject to risks, uncertainties and other factors, many of which are beyond our control, that may cause the actual results, performance or achievements of BHLB to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others:

•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;

•	the net interest margin is subject to material short-term fluctuation based upon market rates;

•	changes in deposit flows, loan demand or real estate values may affect the business of the Bank;

•	changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently;

•	changes in corporate and/or individual income tax laws may adversely affect the Company’s business or financial condition or results of operations;

•	general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry, may be different than the Company currently anticipates;

•	legislative, regulatory or policy changes may adversely affect the Company’s business or results of operations;

•	technological changes may be more difficult or expensive than the Company anticipates;

•	success or consummation of new business initiatives or the integration of any acquired entities may be more difficult or expensive than the Company anticipates; and

•	litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates.

Further, the ongoing COVID-19 pandemic (including any current or future variants of the COVID-19 virus) and the related local and national economic disruption may continue to result in a decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; an increase in our allowance for loan losses; a decline in the value of loan collateral, including real estate; a greater decline in the yield on our interest-earning assets than the decline in the cost of our interest-bearing liabilities; and increased cybersecurity risks, as employees continue to work remotely. Additionally, financial markets or Company operations may be adversely affected by the current or anticipated impact of military conflict, including the conflict between Russia and Ukraine, terrorism or other geopolitical events.

These and other factors that may affect forward-looking statements are more fully described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022, and other factors discussed in the filings we make with the SEC under the Exchange Act.

All forward-looking statements attributable to our Company are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, we disclaim any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise. There is no assurance that future results, levels of activity, performance or goals will be achieved. Accordingly, you should not place undue reliance on forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the section titled “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K for the year ended December 31, 2021 and in other documents that we subsequently file with the SEC. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Note Concerning Forward-Looking Statements” in this prospectus supplement.

Overview

BHLB is headquartered in Boston, Massachusetts. BHLB is a Delaware corporation and the bank holding company for the Bank. BHLB has elected financial holding company status within the meaning of the Bank Holding Company Act of 1956, as amended. The Bank operates as a commercial bank under a Massachusetts trust company charter. The Bank owns Firestone Financial, LLC, which is a Massachusetts limited liability company that originates equipment loans, as well as consolidated subsidiaries operated as Massachusetts securities corporations and other subsidiary entities. BHLB also owns all of the common stock of two Delaware statutory business trusts, Berkshire Hills Capital Trust I and SI Capital Trust II. The capital trusts are unconsolidated and their only material assets are trust preferred securities related to BHLB’s junior subordinated debentures.

The Bank’s goal is to be a high-performing, leading socially responsible community bank in New England, Upstate New York and beyond. The Bank provides business and consumer banking, mortgage, wealth management, and investment services.

At March 31, 2022, the Bank had 105 full-service banking offices in its New England and New York footprint. During 2021, BHLB opened a commercial banking office in each of New Haven, Connecticut and Providence, Rhode Island. During 2021, BHLB sold its 8 Mid-Atlantic banking offices and related operations. Also during the year, the Bank consolidated 16 branch offices in its New England and New York footprint and sold its insurance operations.

BHLB’s common stock is listed on the New York Stock Exchange under the ticker “BHLB.”

Corporate Information

Our executive offices are located at 60 State Street, Boston, Massachusetts, 02109. Our telephone number at this address is (800) 773-5601, ext. 133773 and our website is www.berkshirebank.com. The information on our website is not part of this prospectus supplement.

THE OFFERING

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, carefully before making a decision about whether to invest in the Notes. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.”

Issuer	Berkshire Hills Bancorp, Inc., a Delaware corporation and a bank holding company.

Notes Offered	5.50% Fixed-to-Floating Rate Subordinated Notes due 2032

Aggregate Principal Amount	$100,000,000

Issue Price	100.00%

Maturity Date	The Notes will mature on July 1, 2032.

Interest

Fixed rate period:   A fixed rate per annum of 5.50%.

Floating rate period:   A floating per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus 249 basis points for each quarterly interest period during the floating rate period; provided, however, that if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.

For each interest period during the floating rate period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes”).

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes — Effect of Benchmark Transition Event,” which are referred to herein as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under Description of the Notes) plus 249 basis points.

We will appoint a calculation agent for the Notes (which may be us or an affiliate) prior to the commencement of the floating rate period. We expect to act as the initial calculation agent for the Notes.

Interest Payment Dates

Fixed rate period: January 1 and July 1 of each year, commencing on January 1, 2023. The last interest payment date for the fixed rate period will be July 1, 2027.

Floating rate period: January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2027.

Record Dates	Interest on each Note will be payable to the person in whose name such Note is registered on the 15th calendar day (whether or not a Business Day) immediately preceding the applicable interest payment date.

Day Count Convention	Fixed rate period: 360-day year consisting of twelve 30-day months. Floating rate period: 360-day year and the actual number of days elapsed.

No Guarantee	The Notes will not be guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking; Subordination.”

Ranking; Subordination

The Notes offered by this prospectus supplement will be issued by us under an Indenture between BHLB and Wilmington Trust, National Association, as trustee (the “Trustee”), to be dated as of the issue date (the “Base Indenture”), as supplemented by a First Supplemental Indenture between BHLB and the Trustee, to be dated as of the issue date (the “First Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the First Supplemental Indenture, as the “Indenture.” The Notes will be our unsecured, subordinated obligations and:

•       will rank junior in right of payment and upon our liquidation to any of our existing and all future senior indebtedness (as defined under “Description of the Notes — Subordination of the Notes”), all as described under “Description of the Notes”;

•       will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes, including $75.0 million of our 6.875% fixed-to-floating rate subordinated notes due 2027;

•       will rank senior in right of payment and upon our liquidation to any of our existing or future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to indebtedness such as the Notes, including $22.9 million of our junior subordinated debentures relating to two issuances of trust preferred securities; and

•       will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of March 31, 2022, on a consolidated basis, our outstanding debt and deposits totaled approximately $10.8 billion, which includes approximately $10.7 billion of deposit liabilities that rank senior to the Notes. In addition, as of March 31, 2022, we (at the holding company level only) had no outstanding indebtedness that would rank senior to the Notes, $75.0 million of outstanding indebtedness that would rank pari passu to the Notes, and $22.9 million of outstanding indebtedness that would rank junior to the Notes. The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur in the future.

Form and Denomination	The Notes will be offered in book-entry form only through the facilities of The Depository Trust Company (with its successors, “DTC”) in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption	We may, at our option, beginning with the interest payment date of July 1, 2027, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus any accrued and unpaid interest to, but excluding, the date of redemption.

Special Redemption	We may also redeem the Notes at any time prior to their maturity, including prior to July 1, 2027, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, if: (1) we receive an opinion from independent tax counsel to the effect that (a) there has been an amendment or change (including any announced prospective amendment or change) in law, (b) an administrative or judicial action has been announced or taken, (c) there has been an amendment to or change in any official position with respect to, or interpretation of, an administrative or judicial action or a law or regulation that differs from the previously generally accepted position or interpretation, or (d) there is a threatened challenge in connection with an audit of us or a similar issuer, in each case, as a result of which, there is a more than insubstantial increase in the risk that interest payable by us on the Notes is not, or within 90 days of the date of such opinion, will not be deductible by us, in whole or in part, for U.S. federal income tax purposes; (2) we make a good faith determination that as a result of a change or proposed change in laws, rules or regulations, or an official administration action or pronouncement, there is more than an insubstantial risk that we will not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (3) we are required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In each case, the redemption would be at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus any accrued and unpaid interest to, but excluding, the date of redemption. For more information, see “Description of the Notes — Redemption.”

Sinking Fund	There is no sinking fund for the Notes.

Future Issuances	The Notes will initially be limited to an aggregate principal amount of $100,000,000. We may, from time to time, without notice to or consent of the holders of the Notes, issue additional Notes in the future.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $98,250,000, after deducting the underwriting discount and our estimated offering expenses. We intend to use an amount equal to the net proceeds of this offering to finance or refinance new or existing assets consistent with our Sustainable Financing Framework, as may be modified from time to time. Pending allocation to such assets, the net proceeds may be used for general corporate purposes, including supporting strategic and organic growth and the repayment of other outstanding indebtedness that has no association with carbon-intensive activities. See “Use of Proceeds.”

Listing	The Notes will not be listed on any securities exchange or quoted on any quotation system. Currently, there is no market for the Notes, and there is no assurance that any public market for the Notes will develop.

ERISA Considerations	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, see “Certain ERISA Considerations.”

Material U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax considerations of purchasing, owning and disposing of the Notes, see “Material U.S. Federal Income Tax Considerations.”

Governing Law	The Notes and the Indenture will be governed by the laws of the State of New York.

Trustee	Wilmington Trust, National Association

Risk Factors	Investing in the Notes involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in the Notes set forth under “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors that you should carefully consider before deciding whether to invest in the Notes.

RISK FACTORS

An investment in our securities is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the risk factors and other information included in our Annual Report on Form 10-K for the year ended December 31, 2021 and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also impair our business operations. See also the discussion under the heading “Cautionary Note Concerning Forward-Looking Statements.” This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.

Risk Factors Related to the Notes

The Notes will be unsecured and subordinated to any existing and future senior indebtedness.

The Notes will be subordinated obligations of BHLB. Accordingly, they will be junior in right of payment to any existing and all future senior indebtedness, and in certain events of insolvency, to other financial obligations as described under “Description of the Notes.” Our senior indebtedness includes all indebtedness, except indebtedness that is expressly subordinated to or ranked pari passu with the Notes, subject to certain exceptions. The Notes will rank equally with all other unsecured subordinated indebtedness of BHLB issued in the future under the Indenture. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits of our subsidiaries, including the Bank. As of March 31, 2022, on a consolidated basis, our outstanding debt and deposits totaled approximately $10.8 billion, which includes approximately $10.7 billion of deposit liabilities that rank senior to the Notes. In addition, as of March 31, 2022, we (at the holding company level only) had no indebtedness that would rank senior to the Notes, $75.0 million of indebtedness that would rank pari passu to the Notes, and $22.9 million of indebtedness that would rank junior to the Notes.

In addition, the Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture governing the Notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above, holders of the Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.

The Notes will not be insured or guaranteed by the FDIC, any other governmental agency or any of our subsidiaries. The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.

The Notes are not savings accounts, deposits or other obligations of the Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are obligations of BHLB only and are neither obligations of, nor guaranteed by, any of our subsidiaries. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

There can be no assurance that the use of proceeds from the sale of the Notes to finance or refinance new or existing assets consistent with our Sustainable Financing Framework, as modified from time to time, will be suitable for the investment criteria of an investor and there is no contractual obligation to allocate an amount equal to the net proceeds of the sale of the Notes to such assets.

We expect to allocate an amount equal to the net proceeds from the sale of the Notes to finance or refinance, in whole or in part, new or existing green or social assets that meet certain eligibility requirements, pursuant to our Sustainable Financing Framework. However, the specific net proceeds of the sale of the Notes will be managed according to normal liquidity practices of our consolidated enterprise. Pending allocation to such assets, the net proceeds may be used for general corporate purposes, including supporting strategic and organic growth and the repayment of other outstanding indebtedness that has no association with carbon-intensive activities. Furthermore, in connection with the allocation of an amount equal to the net proceeds from the sale of the Notes to assets consistent with our Sustainable Financing Framework, no assurance can be given that such allocation will be capable of being completed within any specified period or at all. Prospective investors should consider the information in the “Use of Proceeds” section below and consult with their advisors before making an investment in the Notes. Prospective investors must determine for themselves the relevance of such information for the purpose of any investment in the Notes, together with any other investigation they deem necessary.

In addition, there is no contractual obligation to allocate an amount equal to the net proceeds of the sale of the Notes to assets consistent with our Sustainable Financing Framework or to provide periodic progress reports on the allocation of the proceeds from the sale of the Notes. Our failure to allocate an amount equal to the net proceeds of the Notes to finance or refinance existing or new assets consistent with our Sustainable Financing Framework or to provide periodic progress reports, the failure of any business or project related to assets consistent with our Sustainable Financing Framework to meet investor expectations regarding such “sustainable” performance objectives, or the failure of an independent external review provider with environmental or social expertise to issue a second party opinion on the allocation of the proceeds or the withdrawal of any such opinion, will not constitute a breach of contract or an event of default under the Notes or the indenture. Any such failure may adversely affect the value of the Notes and/or have adverse consequences for certain investors with portfolio mandates to invest in social assets.

There is no legal, regulatory or market definition of, or standardized criteria for, what constitutes a “green,” “social,” “sustainable” or other equivalently labeled asset or financial instrument, and any such designations made by us or third parties with respect to our assets or the Notes may not be suitable for the investment criteria of an investor.

There currently is no clear definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green,” “social” or “sustainable” asset or financial instrument, or as to what precise attributes are required for a particular asset to be defined as such, nor can any assurance be given that such a clear definition or consensus will develop over time. Accordingly, no assurance is given by us or any underwriters or any other person that the allocation of an amount equal to the net proceeds of the sale of the Notes to finance or refinance any new or existing assets consistent with our Sustainable Financing Framework will satisfy, whether in whole or in part, any current or future investor expectations or requirements regarding any investment criteria or guidelines with which such investor or its investments are required to comply (whether by any current or future applicable law or regulation or by its own bylaws or other governing rules or investment portfolio mandates), in particular with regard to any direct or indirect social impact of any assets consistent with our Sustainable Financing Framework.

In addition, no assurance or representation is given by us or any manager as to the suitability or reliability for any purpose whatsoever of any “second party opinion” or certification regarding the allocation of proceeds (whether or not solicited by us or any affiliate), in particular with respect to whether any assets consistent with our Sustainable Financing Framework fulfill any social or other criteria. Any such opinion or certification is not, nor should it be deemed to be, a recommendation by us or any manager to buy, sell or hold any Notes. Any such opinion or certification is only current as of the date it was initially issued. To our knowledge, currently the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. In addition, any such provider will have been engaged by us or one of our affiliates and will receive a fee in connection with the issuance of any such opinion or certification. Prospective investors must determine for themselves the relevance and reliability of any such opinion or certification and/or the information contained therein, as well as the provider of any such opinion or certification, for the purpose of any investment in the Notes. Any withdrawal of any opinion or any additional opinion attesting that we are not complying in whole or in part with any matters for which any opinion is opining may have a material adverse effect on the value of the Notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose. For the avoidance of doubt, no such opinion or certification is, nor shall it be deemed to be, incorporated into this prospectus supplement or prospectus.

The Notes may not be listed or admitted to any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market, and the Notes may not be included in any green, environmental, social, sustainable bond or other equivalent index, and any such potential listing, admission or inclusion may not be indicative that the Notes are or will be suitable for the investment criteria of an investor.

While no assurance can be given that any such listing, admission or inclusion will happen, in the event that the Notes are listed or admitted to trading on any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market (whether or not regulated), or included in any green, environmental, social, sustainable bond or other equivalent index, no representation or assurance can be given by us, any underwriter or any other person:

•	that such listing, admission or inclusion would satisfy (or would continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other expectations, in particular with regard to any direct or indirect environmental, social or sustainability impact of any assets financed pursuant to our Sustainable Financing Framework (and it should be noted that the criteria for any such listings or admission to trading may vary from one stock exchange, securities market or index to another); or

•	that any such listing or admission to trading or inclusion in any index will be maintained during the term of the Notes.

In the event that the Notes are listed on any such exchange or securities market or included in any such index, any change to the listing or admission status of the Notes or their inclusion in any such index, including, but not limited to, if the Notes are no longer being listed or admitted to trading on any stock exchange or securities market or included in any index, may have a material adverse effect on the value of the Notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.

The trading price of the Notes may be negatively affected to the extent that perception by investors of the suitability of the Notes as “green” bonds deteriorates or demand for sustainability-themed investment products diminishes.

Perception by investors of the suitability of the Notes as “green” bonds could be negatively affected by controversies involving the environmental or sustainability impact of our business or industry, evolving standards or market consensus as to what constitutes a “green” bond or the desirability of investing in “green” bonds or the suitability of the Notes as “green” bonds no longer being in effect. Additionally, the assets consistent with our Sustainable Financing Framework to which we intend to disburse the net proceeds, or an amount equal to the net proceeds, from the sale of the Notes have complex direct or indirect environmental or sustainability impacts, and adverse environmental impacts may occur during the design, construction and operation of such assets. Such assets may become controversial or criticized by activist groups or other stakeholders. Neither the Company, nor the underwriters, the Trustee or any regulatory body makes any representation as to the suitability of the Notes to meet or fulfill environmental or sustainability criteria, expectations, impact or performance required by prospective investors, any third-party reviewer or opinion provider, or any stock exchange or securities market. The trading price of the Notes may be negatively affected to the extent investors are required or choose to sell their holdings due to deterioration in the perception by the investor or the market in general as to the suitability of this offering as “green” bonds. The trading price of the Notes may be also negatively affected to the extent demand for sustainability-themed investment products diminishes due to evolving investor preferences, increased regulatory or market scrutiny on funds and strategies dedicated to sustainability or environmental or governance themed investing or for other reasons.

The Indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.

Neither we nor any of our subsidiaries are restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the Indenture governing the terms of the Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the Indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities including our regular quarterly dividend and share repurchases pursuant to our previously announced share repurchase program.

In addition, there are no financial covenants in the Indenture governing the Notes. Except as expressly provided in the Indenture, you are not protected under the Indenture governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you. See “Description of the Notes — Consolidation, Merger and Sale of Assets.”

Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries.

We are a bank holding company and we conduct substantially all of our operations through subsidiaries, including the Bank. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the Notes.

Federal and state banking regulations limit dividends from our bank subsidiary to us. Under Massachusetts law, the Bank may declare cash dividends from net profits not more frequently than quarterly. No dividends may be declared, credited or paid if the Bank’s capital stock is impaired. The approval of the Massachusetts Commissioner of Banks is generally required if the total of all dividends declared in any calendar year exceeds the total of its net profits for that year combined with its retained net profits of the preceding two years. The approval of both the Commissioner and the FDIC is required for the Bank to pay a dividend from its surplus account, which was the case during 2021 for dividends from the Bank to the Company, and which is expected to be the case for the remainder of 2022. The Bank had a retained deficit of $324.4 million as of March 31, 2022.

In addition, federal bank regulatory agencies have the authority to prohibit the Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends or other transfers of funds to us, depending on the financial condition of the Bank, could be deemed an unsafe or unsound practice.

Accordingly, we can provide no assurance that we will receive dividends or other distributions from our bank subsidiary and our other subsidiaries in an amount sufficient to pay interest on or principal of the Notes.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on the future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, without limitation, limiting distributions to us from the Bank and required capital levels with respect to the Bank and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt at or before maturity. We may not be able to refinance any of our debt when needed (including, without limitation, upon commencement of the floating rate period) on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment on Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed, and would be required to cure immediately, any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or the Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture governing the Notes. Our regulators can, if we or the Bank become subject to an enforcement action, prohibit the Bank from paying dividends to us, and prevent our payment of interest on or principal of the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes. See “Description of the Notes — Events of Default; Limitation on Suits.”

An active trading market for the Notes may not develop.

The Notes constitute a new issue of securities for which there is no existing trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. The underwriters have advised us that they currently intend to make a secondary market in the Notes. The underwriters, however, are not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. There may be a limited number of buyers if you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all. Investors in the Notes may not be able to sell the Notes at all or may not be able to sell the Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.

Many factors could affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of subordinated notes with terms similar or identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the Notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, if we elect to redeem all or any portion of the Notes, you may be subject to reinvestment risk.

On or after July 1, 2027, we may, at our option, redeem the Notes in whole or in part on each interest payment date. In addition, we may also redeem the Notes prior to maturity, at our option, in whole but not in part, if: (1) we receive an opinion from independent tax counsel to the effect that (a) there has been an amendment or change (including any announced prospective amendment or change) in law, (b) an administrative or judicial action has been announced or taken, (c) there has been an amendment to or change in any official position with respect to, or interpretation of, an administrative or judicial action or a law or regulation that differs from the previously generally accepted position or interpretation, or (d) there is a threatened challenge in connection with an audit of us or a similar issuer, in each case that, as a result of which, there is a more than insubstantial increase in the risk that interest payable by us on the Notes is not, or within 90 days of the date of such opinion, will not be deductible by us, in whole or in part, for U.S. federal income tax purposes; (2) we make a good faith determination that as a result of a change or proposed change in laws, rules or regulations, or an official administration action or pronouncement, there is more than an insubstantial risk that we will not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (3) we are required to register as an investment company under the Investment Company Act. The redemption price for any redemption is 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. Under current regulatory capital guidelines, the aggregate principal amount of the Notes that will count as Tier 2 capital will be reduced by 20% in each of the last five years prior to the Maturity Date of the Notes. As a result, we may be more likely to redeem the Notes prior to their Maturity Date. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes — Redemption.”

We may elect to redeem the Notes on or after the date on which they become redeemable at our option; however, investors should not expect us to make such election on such date when the Notes are first redeemable or at any time thereafter. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

The amount of interest payable on the Notes will vary after July 1, 2027.

During the fixed rate period, the Notes will bear interest at an initial rate of 5.50% per annum. Thereafter, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus 249 basis points, subject to the provisions under “Description of the Notes — Interest.” The per annum interest rate that is determined at the reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including, without limitation, economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

Our published credit ratings may not reflect all risks of an investment in the Notes.

The published credit ratings of us or our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The published credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes.

Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

A downgrade of our credit ratings or the ratings of our subsidiaries or other financial institutions could have a material adverse impact on us and the value of and market for the Notes.

Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we and our subsidiaries may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or our subsidiaries’ credit ratings could also increase our borrowing costs and limit access to the capital markets. These changes could have a material adverse impact on the value of and market for the Notes.

Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital. These changes could have a material adverse impact on the value of and market for the Notes.

Investors should not rely on indicative or historical data concerning SOFR.

The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement, which is Compounded SOFR). In the following discussion of SOFR, when we refer to the Notes, we mean the Notes at any time during the floating rate period when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.

SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral that take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTC.

FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

Term SOFR and SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and Term SOFR and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the Notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in Term SOFR and SOFR could adversely affect holders of the Notes and the trading prices for the Notes.

Because Term SOFR and SOFR are based on data received from other sources, we have no control over its determination, calculation or publication. There is no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Notes. If the manner in which Term SOFR or SOFR are calculated is changed, that change may result in a reduction in the amount of interest that accrues on the Notes during the floating rate period, which may adversely affect the trading prices of the Notes. Further, if the Benchmark rate on the Notes during the floating rate period on any determination date declines to zero or becomes negative, the interest rate will be deemed to equal zero. In addition, once the Benchmark rate for the Notes for each interest period during the floating rate period is determined by the calculation agent on the determination date, interest on the Notes will accrue at such Benchmark rate for the applicable interest period and will not be subject to change during such interest period. There is no assurance that changes in Term SOFR or SOFR could not have a material adverse effect on the yield on, value of and market for the Notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

In June 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate (“LIBOR”) for U.S. dollar obligations. However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from LIBOR. For example, SOFR is a secured overnight rate, while LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas LIBOR is forward-looking. Because of these and other differences, there is no assurance that SOFR will perform in the same way as LIBOR would have performed at any time, and there is no guarantee that it is a comparable substitute for LIBOR.

Any failure of Term SOFR or SOFR to gain market acceptance could adversely affect holders of the Notes.

Term SOFR or SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a comparable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of Term SOFR or SOFR to gain market acceptance could adversely affect the yield on, value of and market for the Notes.

The interest rate for the Notes during the applicable floating rate period may be determined based on a rate other than Three-Month Term SOFR.

Under the terms of the Notes, the interest rate on the Notes for each interest period during the applicable floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. On July 29, 2021, the ARRC formally recommended the use of the CME Group’s computation of forward-looking SOFR term rates. Uncertainty surrounding the adoption and use of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of, and market for the Notes. If, at the commencement of the floating rate period for the Notes, we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Notes during the applicable floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

Under the terms of the Notes, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Notes, which are defined in the terms of the Notes as “Three-Month Term SOFR Conventions.” Such determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the Notes during the applicable floating rate period, which could adversely affect the return on, value of and market for the Notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

Under the benchmark transition provisions of the Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the floating interest rate on the Notes for each interest period during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. Neither the ARRC nor FRBNY has made a final determination regarding the method for calculating Compounded SOFR. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the Notes.

Under the benchmark transition provisions of the Notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (1) the Relevant Governmental Body (such as the ARRC or FRBNY); (2) the International Swaps and Derivatives Association, Inc. (“ISDA”); or (3) in certain circumstances, us. In addition, the benchmark transition provisions expressly authorize us to make certain changes, which are defined in the terms of the Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during any interest period during the floating rate period, which could adversely affect the yield on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark rate that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark rate that it is replacing.

Also, since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities indexed to SOFR or Term SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the Notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if Term SOFR or SOFR does not prove to be widely used in securities similar to the Notes, the trading price of the Notes may be lower than those of debt securities linked to such rates that are more widely used. Debt securities indexed to SOFR (as the Notes will be) may not be able to be sold at all or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

We or an affiliate of ours will or could have authority to make determinations and elections that could affect the return on, value of and market for the Notes.

Under the terms of the Notes, we may make certain determinations, decisions and elections with respect to the Benchmark rate on the Notes during the floating rate period, including, without limitation, any determination, decision or election required to be made by the calculation agent that the calculation agent fails to make. We will make any such determination, decision or election in our sole discretion, and any such determination, decision or election that we make could affect the amount of interest that accrues on the Notes during any interest period in the floating rate period. If the calculation agent fails, when required, to make a determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, or fails, when required, to determine the Benchmark Replacement and Benchmark Replacement Adjustment, then we will make those determinations in our sole discretion. Furthermore, we or an affiliate of ours may serve as calculation agent. We expect to act as the initial calculation agent and, though we will appoint a calculation agent prior to the commencement of the floating rate period, we may appoint ourselves or an affiliate and we cannot assure you that we will appoint an independent third-party calculation agent at any time. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interest of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. All determinations, decisions or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the Notes will be conclusive and binding absent manifest error.

The Notes may be issued with original issue discount for U.S. federal income tax purposes.

The Notes may be issued with original issue discount for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing original issue discount in gross income (as ordinary income) as the original issue discount accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable. See “Material U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $98.3 million, after deducting the underwriting discount and our estimated offering expenses. The Company intends to use an amount equal to the net proceeds from this offering to finance or refinance new or existing assets consistent with the Company’s Sustainable Financing Framework, as may be modified from time to time. Pending allocation to such assets, the net proceeds may be used for general corporate purposes, including supporting strategic and organic growth and the repayment of other outstanding indebtedness that has no association with carbon-intensive activities. Our Sustainable Financing Framework is available on our website and has received a "second party opinion" by an independent consultant. Information contained on, or accessible through, our website and in our Sustainable Financing Framework is not incorporated in, and is not part of, this prospectus supplement or prospectus or any other report or filing we make with the SEC.

Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION

The following table shows our capitalization at March 31, 2022:

(1)  on a consolidated basis; and

(2)  on a consolidated basis as adjusted to give effect to the issuance and sale of the Notes in this offering (after deducting the underwriting discount and estimated offering expenses).

This table should be read in conjunction with the risk factors and the consolidated financial statements and related notes of BHLB incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

	As of March 31, 2022
(Dollars in thousands)	Actual	As adjusted for this offering
Cash and Cash Equivalents	$1,607,251	$1,705,501
Liabilities and Shareholders’ Equity:
Deposits:
Non-interest bearing	3,020,568	3,020,568
Interest bearing	7,678,640	7,678,640
Total deposits	10,699,208	10,699,208
Long-term Federal Home Loan Bank and other advances	14,563	14,563
Subordinated notes	74,633	74,633
Junior subordinated borrowings	22,936	22,936
5.50% Notes offered hereby	—	98,250 (1)
Other liabilities	191,807	191,807
Total liabilities	11,003,147	11,101,397
Shareholders’ Equity:
Common stock, $0.01 par value (100,000,000 shares authorized; 51,903,190 shares issued at March 31, 2022; 47,791,829 shares outstanding at March 31, 2022, actual and as adjusted)	528	528
Preferred stock, $0.01 par value (2,000,000 shares authorized and no shares outstanding at March 31, 2022)	—	—
Additional paid-in capital	1,423,679	1,423,679
Unearned compensation	(10,284)	(10,284)
Treasury stock, at cost (actual and as adjusted)	(116,482)	(116,482)
Retained deficit	(125,343)	(125,343)
Accumulated other comprehensive loss	(78,237)	(78,237)
Total stockholders’ equity	1,093,861	1,093,861
Total liabilities and shareholders’ equity	12,097,008	12,195,258
Capital Ratios(2)
Common equity Tier 1 capital ratio	13.9%	13.8%
Tier 1 risk-based capital ratio	14.2%	14.1%
Total risk-based capital ratio	16.0%	17.2%
Tier 1 leverage ratio	10.3%	10.3%

(1)  Represents the aggregate principal amount of the Notes, reduced by the underwriting discount ($1,250,000) and our estimated offering expenses ($500,000).

(2)  The as adjusted calculations for the risk-based capital ratios for BHLB assume that the net proceeds from the sales of the Notes are invested in assets that carry a 20% risk weighting as of March 31, 2022.

DESCRIPTION OF THE NOTES

We will issue the Notes under the Base Indenture, as supplemented by the First Supplemental Indenture. You may request a copy of the Indenture from us as described under “Incorporation of Certain Documents by Reference.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the Notes. The following description of the terms of the Indenture and the Notes supplements and, to the extent inconsistent therewith, replaces and supersedes the description of the general terms and provisions of the subordinated debt securities in the accompanying prospectus.

You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes. For purposes of this section, references to “BHLB,” the “Company,” “we,” “us” and “our” include only BHLB and not any of its subsidiaries.

General

The Notes will be unsecured, subordinated obligations of the Company and will mature on July 1, 2032 unless redeemed prior to such date in accordance with the provisions set forth below under “— Redemption.” The Notes will be issued and may be transferred only in minimum denominations of $1,000 or integral multiples of $1,000 in excess thereof.

Unless previously redeemed prior to maturity, we will repay the Notes at 100% of their principal amount, together with accrued and unpaid interest thereon to, but excluding, the Maturity Date, at their maturity. We will pay principal of and interest on the Notes in U.S. dollars.

The Notes will constitute our unsecured debt obligations and will rank equally among themselves, will rank equal in right of payment with our existing 6.875% fixed-to-floating rate subordinated notes due 2027 (the “Existing Subordinated Notes”) and any of our future indebtedness the terms of which provide that such indebtedness ranks equal in right of payment to indebtedness such as the Notes, will rank senior in right of payment to our junior subordinated debentures and any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to indebtedness such as the Notes, and will rank junior in right of payment to any of our existing and future senior indebtedness as described below in “— Subordination of the Notes.” No sinking fund will exist for the Notes, and no sinking fund payments will be made with respect to the Notes. The Notes will not be convertible into or exchangeable for any other securities or property. Except as described below under “— Clearance and Settlement,” the Notes will be issued only in book-entry form and will be represented by one or more global notes registered in the name of Cede & Co., as the nominee of DTC.

The Notes offered hereby will be issued under the Indenture. We may, from time to time, without notice to, or the consent of, the holders of the Notes, issue additional Notes ranking equally with the Notes and identical to the Notes previously issued in all respects (except for the issue date, the issue price, the initial interest accrual date and the first interest payment date following the issue date of such additional Notes) in order that such additional Notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes. However, no such additional Notes may be issued unless (1) they will be fungible with the Notes for U.S. securities law purposes; (2) such additional Notes are issued pursuant to a “qualified reopening” of the Notes offered hereby for U.S. federal income tax purposes, or such additional Notes are, and the Notes offered hereby were, issued without any original issue discount for U.S. federal income tax purposes; and (3) the additional Notes have the same CUSIP number as the Notes offered hereby. No additional Notes may be issued if any event of default has occurred and is continuing with respect to the Notes.

The Indenture contains no covenants or restrictions restricting the incurrence of indebtedness or other obligations by us or by our subsidiaries, including the Bank. The Indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios, as a general matter or in order to incur additional indebtedness or obligations, or to maintain any reserves. Moreover, neither the Indenture nor the Notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations, to grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the Notes, to repurchase our stock or other securities, including any of the Notes, or to pay dividends or make other distributions to our shareholders. In addition, neither the Indenture nor the Notes contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in our credit quality, including resulting from a merger, takeover, recapitalization or similar restructuring or other events involving us or our subsidiaries that may adversely affect our credit quality.

The Notes are not savings accounts, deposits or other obligations of the Bank and are not insured or guaranteed by the FDIC or any other government agency or instrumentality. The Notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, the Bank or any of our other subsidiaries or affiliates.

By acceptance of the Notes, each holder of the Notes will be deemed to have agreed that no director, officer, employee, or shareholder of the Company, the Trustee or any affiliate of the Company or the Trustee will have any personal liability with respect to the Company’s obligations under the Indenture or the Notes.

Payment of the full principal amount of the Notes will be due on July 1, 2032 (the “Maturity Date”), unless the Notes are redeemed prior to the Maturity Date.

Interest

Fixed Rate Period

From and including the date of issuance to, but excluding, July 1, 2027 (unless redeemed prior to such date as contemplated below under “— Redemption”), which we refer to as the “fixed rate period,” the Notes will bear interest at a rate of 5.50% per year. During the fixed rate period, interest on the Notes will accrue from and including June 30, 2022, and will be payable semiannually in arrears on January 1 and July 1 of each year during the fixed rate period, each a “fixed period interest payment date,” commencing on January 1, 2023. During the fixed rate period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. The interest payable on the Notes on any fixed period interest payment date will, except as noted below, be paid to the person in whose name the Notes are registered at the close of business on the 15th calendar day (whether or not a business day (as defined below)) immediately preceding the fixed period interest payment date. If any fixed period interest payment date for the Notes or the date for the payment of principal for the Notes occurring during the fixed rate period falls on a day that is not a business day, the Company will postpone the interest or principal payment to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest, principal or other payments with respect to such postponements.

Floating Rate Period

From and including July 1, 2027 to, but excluding, the Maturity Date (unless redeemed prior to such date as contemplated below under “— Redemption”), which we refer to as the “floating rate period,” the Notes will bear interest at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR), plus 249 basis points. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark will be deemed to be zero.

During the floating rate period, interest on the Notes will accrue from and including July 1, 2027 and will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each a “floating period interest payment date” and, together with any fixed period interest payment date, an “Interest Payment Date”), commencing on October 1, 2027, and interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

For the purpose of calculating the interest on the Notes for each floating rate interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. When we use the term “floating rate interest period” we mean the period from and including the immediately preceding floating period interest payment date in respect of which interest has been paid or duly provided for, to, but excluding, the applicable floating period interest payment date or Maturity Date or date of earlier redemption, if applicable (except that the first floating rate interest period will commence on July 1, 2027). See “— Calculation Agent” below.

As used herein:

“Benchmark” means, initially, Three-Month Term SOFR; provided that, if the calculation agent determines on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.

“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“FRBNY’s Website” means the website of the Federal Reserve Bank of New York (the “FRBNY”) at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or any successor administrator), on the FRBNY’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or any successor administrator).

“Three-Month Term SOFR Conventions” means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “floating rate interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each floating rate interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

The terms “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Replacement,” “Benchmark Replacement Adjustment,” and “Benchmark Transition Event” have the meanings set forth under the heading “— Effect of Benchmark Transition Event” below.

Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the provisions set forth under the heading “— Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Notes for each floating rate interest period. In accordance with the benchmark transition provisions, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any floating rate interest period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during such floating rate interest period and the remainder of the floating rate period.

Absent manifest error, the calculation agent’s determination of the interest rate for a floating rate interest period for the Notes will be binding and conclusive on the holders of the Notes and the Trustee. The Trustee will have no duty to confirm or verify any such calculation. By its acquisition of the Notes, each holder of Notes (including each beneficial owner) acknowledges, accepts, consents to and agrees to be bound by the calculation agent’s determination of interest rate for each floating rate interest period, including the calculation agent’s determination of any Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment or Benchmark Transition Event, including as may occur without any prior notice from the Company or the calculation agent and without the need for the Company or the calculation agent to obtain any further consent from any holder. The calculation agent’s determination of any interest rate, and its calculation of interest payments, for any floating rate interest period, will be maintained on file at the calculation agent’s principal offices and will be made available by the Company to any holder of the Notes upon request. The calculation agent will provide the Company and the Trustee with written notice of the interest rate in effect on the Notes promptly after the Reference Time (or such other date of determination for the applicable Benchmark).

If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.

When we use the term “business day,” we mean any day other than a Saturday or Sunday, that is not a day on which banking institutions are generally authorized or required by law, regulation or executive order to be closed in The City of New York, New York or, with respect to payments, the place of payment.

If any floating period interest payment date or the Maturity Date for the Notes falls on a day that is not a business day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day (and any payment made on such date shall be treated as being made on the date that the payment was first due and no interest on such payment will accrue for the period from and after such floating period interest payment date), unless, with respect to a floating period interest payment date only, such day falls in the next calendar month, in which case the floating period interest payment date will instead be the immediately preceding day that is a business day, and interest will accrue to, but excluding, such floating period interest payment date as so adjusted.

The interest payable on the Notes on any floating period interest payment date, subject to certain exceptions, will be paid to the person in whose name the Notes are registered at the close of business on the 15th calendar day (whether or not a business day) immediately preceding the floating period interest payment date. Payments will include interest accrued to, but excluding, the relevant floating period interest payment date. However, interest that the Company pays on the Maturity Date will be paid to the person to whom the principal will be payable.

Principal and interest on the Notes will be made in U.S. dollars at an office or agency of the Company designated for such purpose, which will initially be the corporate trust office of the Trustee.

Subordination of the Notes

Our obligation to make any payment on account of the principal of, or interest on, the Notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness. “Senior Debt,” which we also refer to as “senior indebtedness,” is defined in the Indenture to mean all of the Company’s:

•	indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes, or other written instruments, including any obligations of the Company to general creditors or trade creditors;

•	obligations under letters of credit;

•	indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates; and

•	guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), or other similar contingent obligations in respect of obligations of others of a type described in clauses (i), (ii), and (iii), whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States;

in each case, whether outstanding on the date of the Indenture or arising after that time, and other than obligations ranking on a parity with the Notes or ranking junior to the Notes. Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “Senior Debt” in the Indenture will have the meaning as described in that rule or interpretation.

In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, or other similar proceeding relating to us or our property, any proceeding for our liquidation, dissolution, or other winding up, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, any assignment by us for the benefit of creditors or any other marshalling of our assets, all of our obligations to holders of our Senior Debt will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal or interest on the Notes. Only after payment in full of all amounts owing with respect to Senior Debt will the holders of the Notes, together with the holders of any of our obligations ranking on a parity with the Notes, be entitled to be paid from our remaining assets the amounts due and owing on account of unpaid principal of (and premium, if any) and interest on the Notes. If, notwithstanding the foregoing, the holders of the Notes receive for any reason any payment on the Notes or other distributions of our assets with respect to the Notes before all of our senior indebtedness is paid in full, the holders of the Notes will be required to return that payment or distribution to the trustee or other representative on behalf of the holders of our Senior Debt for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

In the event and during the continuation of any default in the payment of the principal of or any premium or interest on any Senior Debt beyond any applicable grace period with respect to such Senior Debt, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or the trustee on behalf of the holders of such Senior Debt) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by us on account of the principal of or any premium or interest on the Notes or on account of the purchase or other acquisition of any Notes.

By reason of the above subordination in favor of the holders of our senior indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors.

Neither the Notes nor the Indenture contains any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the Notes that we, the Bank or any of our other subsidiaries may incur. The Notes will be effectively subordinate to all of the existing and future indebtedness and liabilities, including deposit liabilities, of our subsidiaries, including the Bank. As of March 31, 2022, on a consolidated basis, our outstanding debt and deposits totaled approximately $10.8 billion. In addition, as of March 31, 2022, we (at the holding company level only) had no indebtedness that would rank senior to the Notes, $75.0 million of indebtedness that would rank pari passu to the Notes and $22.9 million of indebtedness that would rank junior to the Notes.

All liabilities of the Bank, including deposits, and our other subsidiaries, including each subsidiary’s liabilities to general creditors arising during its ordinary course of business or otherwise, will be effectively senior in right of payment to the Notes to the extent of the assets of such subsidiary because, as a stockholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation.

As of March 31, 2022, we had $75.0 million of outstanding subordinated notes to which the Notes will rank equally in right of payment. In addition, we may incur other indebtedness and obligations, the terms of which may provide that such indebtedness ranks either equally with or junior in right of payment to the Notes or promissory notes, bonds, debentures and other evidences of indebtedness of a type that includes the Notes. As discussed above, in the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets, the indebtedness and obligations ranking equally with the Notes will participate ratably in any of our assets remaining after the payment in full of all of our senior indebtedness. In such circumstances, our indebtedness and other obligations junior in right of payment to the Notes will not be entitled to receive any payments until the Notes and all of our indebtedness and obligations ranking equally in right of payment to the Notes have been paid in full.

Over the term of the Notes, we will need to rely primarily on dividends paid to us by the Bank, which is a regulated financial institution, for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future. With respect to the payment of the principal of the Notes at their maturity, we may rely on the funds we receive from dividends paid to us by our subsidiaries, but will likely have to rely on the proceeds of borrowings and other securities we sell to pay the principal amount of the Notes. Regulatory rules may restrict the Bank’s ability to pay dividends or make other distributions to us or to provide funds to us by other means. Currently, the approval of both the Commissioner and the FDIC is required for the Bank to pay a dividend from its surplus account, which was the case during 2021 for dividends from the Bank to the Company, and which is expected to be the case for the remainder of 2022. As a result of the foregoing, with respect to the assets of each of our subsidiaries, our creditors (including the holders of the Notes) are structurally subordinated to the prior claims of creditors of any such subsidiary, including the depositors of the Bank, except to the extent that we may be a creditor with recognized claims against any such subsidiary.

Redemption

We may redeem the Notes, at our sole option, beginning with the Interest Payment Date of July 1, 2027 and on any Interest Payment Date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve, to the extent that such approval is then required under the rules of the Federal Reserve. If we elect to redeem the Notes, we will be required to notify the Trustee of the aggregate principal amount of Notes to be redeemed and the redemption date. Either the Company or the Trustee on behalf of and at the request of the Company will provide notice of redemption to the holders of the Notes at least 30 and not more 60 days prior to the redemption date, in the manner provided in the Indenture. Any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption. If fewer than all of the Notes are to be redeemed, the selection of Notes to be redeemed will occur in accordance with the rules of DTC (or, in the case of any certificated Notes, on a pro rata basis or by lot). The Notes are not subject to repayment at the option of the holders. The Notes may not otherwise be redeemed by us prior to the scheduled maturity of the Notes, except we may, at our sole option, redeem the Notes at any time before the scheduled maturity of the Notes in whole, but not in part, upon or after the occurrence of any of the following:

(1)            a “Tax Event,” which is defined in the Indenture to mean the receipt by us of an opinion from independent tax counsel to the effect that, as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law, treaty, statute or code, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”), (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the date of original issuance of the Notes, there is more than an insubstantial increase in the risk that the interest paid by us on the Notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

(2)            a “Tier 2 Capital Event,” which is defined in the Indenture to mean the Company’s good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or any regulations of the United States or any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies, or political subdivision in or of the United States that is enacted or becomes effective after the original issue date of the Notes, (b) any proposed changes in those law, rules or regulations that is announced or becomes effective after the original issue date of the Notes, or (c) any official administrative pronouncement or judicial decision  or administrative action or other official pronouncement interpreting or applying such laws, rules, regulations, policies or guidelines with respect thereto that is announced on or after the date of original issuance of the Notes, there is more than an insubstantial risk that the Company will not be entitled to treat the Notes as Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us; or

(3)            our becoming required to register as an investment company pursuant to the Investment Company Act.

Any such redemption of the Notes will be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Notwithstanding the foregoing, installments of interest on any Notes that are due and payable on Interest Payment Dates falling on or prior to the applicable date of redemption will be payable on such Interest Payment Dates to the registered holders at the close of business on the relevant record dates in accordance with the Notes and the Indenture.

The Notes Are Intended to Qualify as Tier 2 Capital

We intend to treat the Notes as Tier 2 capital under the capital adequacy rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated to depositors and general creditors, which, in our case, will be to the holders of our senior indebtedness;

•	not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution;

•	only be callable after a minimum of five years following issuance, except upon certain special events, and, in any case, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve; and

•	unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Events of Default; Limitation on Suits

Under the Indenture, an event of default permitting acceleration of the maturity of the Notes will occur with respect to the Notes upon any one of the following events: (1) a court having jurisdiction in the premises entering into a decree or order for relief in respect of us or a principal subsidiary bank of ours in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or a principal subsidiary bank of ours being appointed for us or for any substantial part of our property or for a principal subsidiary bank of ours, or a court or a bank regulatory authority having jurisdiction in the premises, appointing a receiver or similar official, or ordering the winding-up or liquidation of the affairs of us or a principal subsidiary bank of ours, and such decree or order remaining unstayed and in effect for a period of 60 consecutive days; or (2) we or a principal subsidiary bank of ours commencing a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consenting to the entry of an order for relief in any involuntary case under any such law, or we or a principal subsidiary bank of ours consenting to the appointment of or being taken possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of us or a principal subsidiary bank of ours or for any substantial part of its property, or making any general assignment for the benefit of our creditors, or failing generally to pay our debts as they become due or taking any corporate action in furtherance of any of the foregoing.

The term “principal subsidiary bank” means each of (1) any bank subsidiary the consolidated assets of which as set forth in the most recent statement of condition of such bank subsidiary constitute 40% or more of our consolidated assets as determined from our most recent quarterly balance sheet or (2) any other bank subsidiary designated as a “principal subsidiary bank” by our Board of Directors; provided that if the Federal Reserve notifies us that our bank subsidiary that is a principal subsidiary bank applying the tests in clause (1) or (2) above does not qualify as a “major subsidiary depository institution” within the requirements of the Federal Reserve’s risk-based capital guidelines or regulations applicable to bank holding companies, such bank subsidiary will not be a principal subsidiary bank from and after the time we receive from the Federal Reserve such a notice. Currently, the Bank is our only principal subsidiary bank and therefore is a “principal subsidiary bank.”

If an event of default permitting acceleration of the maturity of the Notes occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by the holders), and upon any such declaration such principal or such lesser amount shall become immediately due and payable. The foregoing provision would, in the event of bankruptcy or insolvency involving the Company or the Bank, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the Notes.

At any time after a declaration of acceleration has been made with respect to the Notes, and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in principal amount of the outstanding Notes may waive all defaults and may rescind and annul such declaration and the consequences of the event of default if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay all overdue interest on all Notes, the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest on such Notes at the rate or rates prescribed herein and in the Notes, and sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and counsel; and (b) all defaults with respect to the Notes, other than the non-payment of the principal of the Notes which has become due solely by such acceleration, have been cured or waived.

The Indenture provides that the holders of not less than a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive any past default with respect to the Notes and the consequences of default, other than (i) a continuing default in the payment of principal of or interest on any Note, or (ii) any breach in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note.

If we default in our obligation to pay any interest on the Notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount (or premium, if any) due upon maturity and such default continues for a period of 30 days, or if we default in the performance, or breach, of any covenant or warranty we are subject to under the Indenture (other than those covenants and warranties a default in the performance of which or breach of which is expressly addressed elsewhere in the Indenture or which is expressly included solely for the benefit of a different series of securities), and such default continues for a period of 30 days after written notice has been given by the Trustee to us or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding Notes, then the Trustee may demand that we pay to it, for the benefit of the holders of such Notes, the whole amount then due and payable on such Notes for principal and any premium and interest (and additional interest and costs and expenses of collection, if applicable). If we fail to pay such amounts immediately upon such demand, the Trustee, in its own name and as Trustee, may institute a judicial proceeding for the collection of the sums so due and unpaid. If an event of default occurs and is continuing, the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Notes by such appropriate judicial proceedings as the Trustee may deem most effectual to protect and enforce any such rights. The Trustee and holders of the Notes may not accelerate the maturity of the Notes, except upon our or our principal subsidiary bank’s bankruptcy, insolvency, liquidation, receivership or similar events as described above.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

•	the holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

•	such holder or holders have offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in complying with such request;

•	the Trustee for 60 days after its receipt of such notice, request, and offer, or provision, of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

These limitations do not apply to a suit instituted by a holder of Notes for the enforcement of payment of the principal of or interest on the Notes on or after the Maturity Date.

The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes unless such holders have offered and, if requested, provided to the Trustee reasonable indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions in the Indenture, the holders of a majority in principal amount of the Notes outstanding from time to time will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

Defeasance

Our obligations will be deemed to have been paid and discharged if the following applicable conditions have been satisfied:

•	we have irrevocably deposited or caused to be deposited in trust with the Trustee money or U.S. government obligations (or a combination of money and U.S. government obligations) sufficient to pay and discharge the entire indebtedness on all outstanding Notes for principal and interest to the Maturity Date or the date of redemption;

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the Notes shall have occurred and be continuing (A) on the date of such deposit or (B) insofar as a bankruptcy-related event of default or event which with notice or lapse of time or both would become an event of default is concerned, at any time during the period ending on the 120th day after the date of such deposit or, if longer, ending on the day following the expiration of the preference period applicable to the Company under federal law in respect of such deposit (it being understood that the condition in this clause (B) will not be deemed satisfied until the expiration of such period);

•	the defeasance or covenant defeasance of the Notes will not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities issued under the base indenture or result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act;

•	the defeasance or covenant defeasance of the Notes will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

•	the defeasance or covenant defeasance of the Notes will not cause the Notes, if they are then listed on a national securities exchange, to be delisted;

•	in the event of a defeasance, we have delivered to the Trustee, an opinion of counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based on such ruling or change such opinion shall confirm that, the holders of the outstanding Notes will not recognize income, gain, or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such defeasance had not occurred;

•	in the event of a covenant defeasance, we will have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain, or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such covenant defeasance had not occurred;

•	we have delivered to the Trustee an opinion of counsel to the effect that (subject to customary qualifications and assumptions) after the period described in the second bullet in this paragraph, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally;

•	such defeasance or covenant defeasance shall have been effected in compliance with any terms, conditions, or limitations which may be imposed on the Company pursuant to the Indenture; and

•	we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the defeasance or covenant defeasance have been complied with.

Upon our exercise of our option to effect covenant defeasance, and subject to the conditions in the immediately preceding paragraph, we will not need to comply with certain restrictive covenants, and the provisions of the Indenture will cease to be applicable with respect to an event of default under the Notes other than an event of default due to our failure to pay the principal of or interest on the Notes when due.

Satisfaction and Discharge

We may discharge our obligations under the Indenture and the Notes (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (a) all outstanding Notes and all other outstanding notes issued under the Indenture (i) have been delivered to the Trustee for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee (and in each case, we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding Notes and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under the Indenture; (c) we have delivered irrevocable instructions to the Trustee to apply the deposited cash and/or U.S. Government Obligations toward the payment of the Notes at maturity or on the redemption date, as the case may be; and (d) we have delivered to the Trustee an officers’ certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge of the Indenture have been satisfied.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, or permit any person to merge with or into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless:

•	the person or entity formed by such consolidation or into which we are merged or the person or entity which acquires by conveyance, transfer or lease substantially all of our properties and assets is a corporation organized and validly existing under the laws of the United States or any state or the District of Columbia, and expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all of the outstanding Notes and the performance and observance of all of the covenants of the Indenture to be performed or observed by us;

•	immediately after giving effect to such transaction, and treating any indebtedness that becomes an obligation of ours or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the effective date of such transaction, no event of default under the Indenture, or an event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing; and

•	we have complied with our obligations to deliver certain documentation to the Trustee, including an officers’ certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with the Indenture.

Further Issues

We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the issue date, the issue price, the initial interest accrual date and the first interest payment date following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes, subject to the procedures of the DTC. However, no such additional Notes may be issued unless (1) they will be fungible with the Notes for U.S. securities law purposes; (2) such additional Notes are issued pursuant to a “qualified reopening” of the Notes offered hereby for U.S. federal income tax purposes, or such additional Notes are, and the Notes offered hereby were, issued without any original issue discount for U.S. federal income tax purposes; and (3) the additional Notes have the same CUSIP number as the Notes offered hereby. No additional Notes may be issued if any event of default has occurred and is continuing with respect to the Notes.

Effect of Benchmark Transition Event

If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any floating rate interest period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during such floating rate interest period and all subsequent floating rate interest periods. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

As used herein:

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (i) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR will be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

1)              Compounded SOFR;

2)              the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

3)              the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

4)              the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

1)              the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

2)              if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

3)              the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including, without limitation, changes to the definition of “floating rate interest period,” timing and frequency of determining rates with respect to each floating rate interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

1)              in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

2)              in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

3)              in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

1)              if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

2)              a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

3)              a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

4)              a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

1)              the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

2)              if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment and the spread specified above.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms “Corresponding Tenor,” “FRBNY’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth under the heading “— Floating Rate Period” above.

Determinations and Decisions

We and the calculation agent are expressly authorized to make certain determinations, decisions, and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision, or election that may be made by us or by the calculation agent under the terms of the Notes, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the Notes, us (if we are not also making the decision) and the Trustee absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision, or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the Indenture or the Notes, will become effective without consent from the holders of the Notes or the Trustee or any other person.

If the calculation agent fails to make any determination, decision, or election that it is required to make under the terms of the applicable Notes, then we will make such determination, decision, or election on the same basis as described above. In connection with such determination, decision, or election, the Company will be treated as the calculation agent for all purposes under the terms of the Indenture. The Indenture provides that the Trustee will have no liability relating to the calculation agent’s or our determination, decision, or election with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection related to rate-setting or with respect to any delay caused by the calculation agent’s failure to timely or appropriately determine the rate of interest borne by the Notes.

Modification of the Indenture

The Indenture provides that we and the Trustee may amend or supplement the Indenture or the Notes with, or, in certain cases, without the consent of the holders of a majority in principal amount of the outstanding Notes; provided, that any amendment or waiver may not, without the consent of the noteholder of each outstanding Note affected thereby:

•	change the stated maturity of the principal of or interest on any Notes, reduce the principal amount thereof or rate or amount of interest thereon, or change the currency in which such principal or interest is payable;

•	reduce the percentage in principal amount of Notes required to modify or amend the Indenture or for any waiver provided for in the Indenture;

•	impair the right to institute suit for the enforcement of any payment on any Notes;

•	modify the provisions of the Indenture with respect to the subordination of any Notes in a manner adverse to the noteholders or adverse to the capital treatment of the Notes; or

•	modify any of the provisions of the Indenture relating to the execution of supplemental indentures with the consent of noteholders which are discussed in Section 9.2 of the Indenture or modify any provisions relating to the waiver by noteholders of past defaults and compliance with covenants, except to increase any required percentage or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the noteholder of each outstanding Note affected thereby; or

•	modify or affect in any manner adverse to the holders of the Notes the terms and conditions of the Company’s obligation in respect of the due and punctual payment of the principal of or premium or interest on the Notes.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:

•	to evidence the succession of another corporation to the Company’s obligations in respect of the Indenture;

•	to evidence the acceptance of appointment by a successor trustee with respect to the Notes;

•	to add to the covenants for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company in the Indenture or to make any change that does not adversely affect the rights of any holder of the Notes in any material respect;

•	to add events of default;

•	to cure any ambiguity, defect or inconsistency in the Indenture, provided that such change does not adversely affect the rights of the holders of the Notes in any material respect;

•	to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” in the prospectus supplement applicable to the Notes at the time of the initial sale thereof; and

•	to secure the Notes or add obligors or collateral;

•	to establish the forms or terms of the securities of any series issued under the Indenture;

•	to provide for additional Notes;

•	to add to, change or eliminate any of the provisions of the Indenture, provided that any such addition, change or elimination shall become effective only when there are no Notes entitled to the benefit of such provision outstanding, or to make any change that does not adversely affect the rights of any holder of the Notes in any material respect;

•	to make certain permissible amendments to the provisions of the Indenture relating to the transfer and legending of Notes;

•	to qualify or maintain qualification of the Indenture under the Trust Indenture Act;

•	to provide for uncertificated securities in addition to certificated securities; or

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which the Notes may be listed or traded.

The Trustee shall be entitled to receive an officers’ certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized and permitted and that such supplemental indenture is the legal, valid and binding obligation of BHLB, enforceable against it in accordance with its terms.

Calculation Agent

We will appoint a calculation agent for the Notes (which may be us or an affiliate) prior to the commencement of the floating rate period. We expect to act as the initial calculation agent. We may remove the calculation agent at any time. If the calculation agent is unable or unwilling to act as calculation agent or is removed by us, we will promptly appoint a replacement calculation agent. If at any time there is no calculation agent appointed by us, then we will be the calculation agent. The Indenture provides that the Trustee will not be under any duty to succeed to, assume or otherwise perform any of the duties of the calculation agent, or to appoint a successor or replacement in the event of the calculation agent’s resignation or removal or to replace the calculation agent in the event of a default, breach or failure of performance on the part of the calculation agent with respect to the calculation agent’s duties under the Indenture.

Clearance and Settlement

DTC or any successor depositary will act as securities depositary for the Notes. The Notes will be issued initially in the form of one or more fully registered global notes (each such global note, a “global note”), registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other depositary as any officer of the Company may designate. No holder of any beneficial interest in any global note held on its behalf by a depositary will have any rights under the indenture with respect to such global note, and such depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such global note for all purposes whatsoever. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a depositary. Investors may elect to hold interests in the global notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as global notes represent the corresponding securities.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants in DTC, who will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the Notes, as such, the paying agent for the Notes will forward payments to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the Notes entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not result in any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the Notes, as DTC’s records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global note representing the Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of that global note and all Notes represented by that global note for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to in the accompanying prospectus, owners of beneficial interests in the global note:

•	will not be entitled to have such global note or the Notes represented by that global note registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests; and

•	will not be considered to be owners or holders of that global note or any Notes represented by that global note for any purpose under the instruments governing the rights and obligations of holders of such securities.

Payment of redemption proceeds and payments of principal of, and interest on, the Notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC’s practice is to credit its direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners of the Notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the Trustee, the paying agent or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments of principal of, or interest on, the Notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the Notes will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global note among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Company nor the Trustee nor any agent for either of them will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC or the standby instructions or customary procedures of the participants.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the Notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the Notes.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Trustee

Wilmington Trust, National Association, will act as Trustee under the Indenture. The Trustee has all of the duties and responsibilities specified under the Trust Indenture Act. The Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of the Notes, unless the holders have offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee. The Trustee may conclusively rely upon officers’ certificates, opinions or other documents furnished to it under the Indenture and will have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee will have no responsibility for monitoring our compliance with any of our covenants under the Indenture.

From time to time, we, and one or more of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with Wilmington Trust, National Association in the ordinary course of business. Additionally, we maintain banking relationships with Wilmington Trust, National Association and its affiliates in the ordinary course of business. These banking relationships include Wilmington Trust, National Association serving as trustee under indentures involving certain of our outstanding subordinated notes.

Governing Law

The Notes and the Indenture pursuant to which such notes will be issued are governed by, and will be construed in accordance with, the laws of the State of New York.

Notices

Where the Indenture provides for notice of any event to a holder of a Note (whether by mail or otherwise), such notice will be sufficiently given if given to DTC pursuant to the applicable procedures from DTC, including by electronic mail in accordance with accepted practices at DTC.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Notes by (1) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”, (2) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Code, (3) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code, which we collectively refer to as “Similar Laws”, and (4) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements (each of which we call a “Plan”).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA, to the extent applicable, or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, to the extent applicable, or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions, which we call “ERISA Plans”, from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plan. A violation of these “prohibited transaction” rules may result in an excise tax for such persons or other liabilities under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

As a result of our business, we and certain of our affiliates may be considered parties in interest or disqualified persons with respect to many ERISA Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the Notes were acquired by an ERISA Plan with respect to which an underwriter or we or any of our affiliates is a party in interest or a disqualified person. For example, if any underwriter or we or any of our affiliates are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any Notes by an ERISA Plan, or by any person investing the assets of any Plan, could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code or lending of money or other extension of credit that is prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable exemption (see below).

The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Notes. Those class exemptions include:

•	PTCE 96-23 — for certain transactions determined by in-house asset managers;

•	PTCE 95-60 — for certain transactions involving insurance company general accounts;

•	PTCE 91-38 — for certain transactions involving bank collective investment funds;

•	PTCE 90-1 — for certain transactions involving insurance company pooled accounts; and

•	PTCE 84-14 — for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provides an exemption for transactions between an ERISA Plan and a party in interest or disqualified person, provided that the party in interest or disqualified person is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the ERISA Plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the ERISA Plan or having a relationship to a service provider to the ERISA Plan and provided, further that the ERISA Plan pays no more, nor receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). No assurance can be made that any such exemptions will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to transactions involving the Notes.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the Notes by a Plan or any person investing the assets of any Plan, the Notes may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Accordingly, any purchaser or holder of the Notes or any interest in the Notes will be deemed to have represented by its purchase and holding of the Notes that either:

•	it is not a Plan and is not purchasing the Notes or interest in the Notes on behalf of or with the assets of any Plan; or

•	its purchase, holding and disposition of the Notes or interest in the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the Notes on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the Notes, whether any exemption would be applicable, and whether all conditions of such exemption would be satisfied such that the acquisition and holding of the Notes by the Plan would be entitled to full exemptive relief thereunder.

Nothing herein will be construed as, and the sale of the Notes to a Plan is in no respect, a representation or advice by us or the underwriters (or any of our or their affiliates) as to whether any investment in the Notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan. The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax considerations of the acquisition, ownership and disposition of the Notes we are offering. It is not a complete analysis of all the potential tax considerations relating to the Notes. This summary is based upon the provisions of the Code, Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below.

This summary is limited to beneficial owners (referred to in this summary as holders) of the Notes that purchase the Notes upon their initial issuance at their “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for cash to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers)) and that will hold the Notes as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address any alternative minimum or Medicare contribution tax considerations, nor does it address all U.S. federal income tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example:

•	banks, insurance companies, or other financial institutions;

•	real estate investment trusts;

•	regulated investment companies;

•	controlled foreign corporations and their shareholders;

•	passive foreign investment companies and their shareholders;

•	tax-exempt organizations;

•	qualified retirement plans, individual retirement accounts and other deferred compensation arrangements;

•	governmental entities;

•	brokers and dealers in securities;

•	certain U.S. expatriates;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	holders subject to the special tax accounting rules under Section 451 of the Code;

•	persons that will hold the Notes as a position in a hedging transaction, wash sale, straddle, conversion transaction or other risk reduction or synthetic transaction; and

•	entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes or other pass-through entities, or investors in such entities.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes that will hold Notes or a partner of such a partnership, you are urged to consult your tax advisor regarding the tax consequences of holding the Notes to you.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

This subsection describes the tax considerations for a “U.S. holder.” You are a “U.S. holder” if you are a beneficial owner of a Note and you are:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the supervision of a court within the United States if one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

Payments of interest and original discount on the Notes.   The Notes will initially bear interest at a fixed annual rate. Subsequent to the fixed rate period, the Notes will bear interest at the Benchmark Rate, which is expected to be the Three-Month Term SOFR, plus a fixed spread. The Notes should be treated for U.S. federal income tax purposes as variable rate debt instruments that provide for a single fixed rate followed by a single “qualified floating rate.” A qualified floating rate is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under this characterization, payments treated as qualified stated interest on the Notes generally will be taxable to U.S. holders as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Qualified stated interest generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate, but as discussed below, special rules are applicable to a variable rate debt instrument.

For U.S. federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a debt instrument over its issue price (as defined above) if such excess equals or exceeds a specified de minimis amount (generally 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years to maturity of such debt instrument). The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of qualified stated interest. A U.S. holder (regardless of its method of tax accounting) will be required to include original issue discount in ordinary income as it accrues in accordance with a constant yield method based on a compounding of interest. Any amounts included in income as original issue discount with respect to a Note will increase a U.S. holder’s adjusted basis in the Note.

Under applicable Treasury Regulations, to determine the amount of qualified stated interest and original issue discount in respect of variable rate debt instruments such as the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the Notes. The equivalent fixed rate debt instrument for the Notes is constructed in the following fashion: (1) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Notes as of the Notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (2) second, each qualified floating rate (including the qualified floating rate determined under (1) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each qualified floating rate as of the issue date of the Notes).

After the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of qualified stated interest and original issue discount, if any, are determined for the equivalent fixed rate debt instrument by applying the general original issue discount rules to the equivalent fixed rate debt instrument, and a U.S. holder of the Notes will account for such original issue discount, if any, and qualified stated interest as if the U.S. holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of qualified state interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.

The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument, such as the Notes, that provide an issuer with an unconditional option to redeem the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a redemption option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with original issue discount. If, as of the issue date, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is equal to or greater than the fixed rate substitute of the floating rate (as determined in the manner described above), the Notes will be presumed not to be redeemed, and the qualified stated interest and original issue discount with respect to the Notes will be calculated as described above. Under such circumstances, the Notes may be issued with original issue discount. If, however, as of the issue date, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the Notes will be minimized if the Notes are redeemed immediately before the change in the interest rate at the end of the fixed rate period, and, therefore, the Notes will be treated as maturing on such date and issued without original issue discount. This presumption is made solely for purposes of determining whether the Notes are issued with original issue discount for U.S. federal income tax purposes and is not an indication of our intention to redeem or not to redeem the Notes at any time. If, contrary to this presumption, the Notes are not redeemed prior to the change in the interest rate at the end of the fixed rate period, then, solely for original issue discount purposes, the Notes will be deemed to be reissued at their adjusted issue price on the date that they are not redeemed, and therefore as issued without original issue discount. This deemed reissuance should not give rise to taxable gain or loss to U.S. holders.

Sale, exchange, retirement or other taxable disposition.   Upon the sale, exchange, retirement or other taxable disposition of a Note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be treated as a payment of interest) and the U.S. holder’s adjusted tax basis in the Note. U.S. holder’s adjusted tax basis in a Note generally will be its cost increased by the amounts of any original issue discount previously included in income by the U.S. holder with respect to the Note and decreased by any payments (other than amounts treated as qualified stated interest received) on the Note. Gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. holder’s holding period for the Note is more than one year. Long-term capital gains of non-corporate taxpayers are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

Information reporting and backup withholding.   Information returns are required to be filed with the IRS in connection with payments on the Notes and proceeds received from a sale or other disposition of the Notes unless the U.S. holder is an exempt recipient. U.S. holder may also be subject to backup withholding on these payments in respect of the U.S. holder’s Notes unless the U.S. holder provides a taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules or the U.S. holder provides proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This subsection describes the tax considerations for a “non-U.S. holder.” You are a “non-U.S. holder” if you are the beneficial owner of a Note that is not an entity or arrangement classified as a partnership for U.S. federal income tax purposes (which, as indicated above, we do not address herein) and is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the Notes.

Payments of interest. Subject to the discussion under “— Information reporting and backup withholding” and “— FATCA” below, payments of principal and interest on the Notes to a non-U.S. holder generally will be exempt from U.S. federal income or withholding tax if, in the case of the payments of interest:

•	the non-U.S. holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	the non-U.S. holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us through stock ownership;

•	the non-U.S. holder certifies under penalties of perjury on IRS Form W-8BEN or, if applicable, W-8BEN-E that the non-U.S. holder is not a United States person (or, in the case of Notes held by a foreign intermediary (other than a “qualified intermediary”), the foreign intermediary provides IRS Form W-8IMY with the required attachments, including an appropriate certification by each beneficial owner of Notes); and

•	the non-U.S. holder is not receiving such interest as income effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

If a non-U.S. holder cannot satisfy one of the first three requirements described above and interest on the Notes is not exempt from withholding because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s U.S. permanent establishment or fixed base), as described below, payments of interest on the Notes will be subject to withholding tax at a rate of 30%, or the rate specified by an applicable treaty.

Sale, exchange or other taxable disposition.   Subject to the discussions of FATCA and information reporting and backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, redemption or other taxable disposition of Notes, unless the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s U.S. permanent establishment or fixed base), as described below. However, any proceeds attributable to accrued interest will be treated as described in “— Payments of interest” above.

Income or gain effectively connected with a U.S. trade or business.   If interest or gain on the Notes is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by a non-U.S. holder), a non-U.S. holder will generally be taxed in the same manner as a U.S. holder. In this case, a non-U.S. holder will be exempt from the withholding tax on interest discussed above, although a non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. Non-U.S. holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if the non-U.S. holder is a corporation.

Information reporting and backup withholding.   Information returns are required to be filed with the IRS in connection with payments of interest on the Notes. Unless the non-U.S. holder complies with certification procedures to establish that the non-U.S. holder is not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a note. A non-U.S. holder may be subject to backup withholding on payments on the Notes or on the proceeds from a sale or other disposition of the Notes unless the non-U.S. holder complies with certification procedures to establish that a non-U.S. holder is not a United States person or otherwise establish an exemption. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA.   Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest on the Notes and on payments of gross proceeds of sales or redemptions of the Notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles and financial intermediaries) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. However, proposed Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than any amount treated as interest). Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

The discussion of U.S. federal income tax considerations set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective purchasers of the Notes are urged to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of Notes, including the tax consequences under state, local, estate, foreign and other tax laws and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING

We and the underwriters named below, for whom Keefe, Bruyette & Woods, Inc. and PNC Capital Markets LLC are acting as representatives, have entered into an underwriting agreement dated as of the date of this prospectus supplement. Subject to certain conditions, the underwriters have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of the Notes set forth opposite their names below:

Underwriters	Principal Amount
Keefe, Bruyette & Woods, Inc.	$50,000,000
PNC Capital Markets LLC	$50,000,000
Total	$100,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the Notes if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We expect that delivery of the Notes will be made to investors on or about June 30, 2022 which will be the second business day following the date hereof (such settlement being referred to as “T+2”).

The underwriters initially propose to offer the Notes directly to the public at the public offering price that appears on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession not in excess of 0.50% of the principal amount of the Notes. After the initial offering of the Notes to the public, the underwriters may vary the offering price and other selling terms of the Notes from time to time. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per Note and total underwriting discounts we will pay the underwriters.

Per Note	1.25%
Total	$1,250,000

We estimate that our total expenses for this offering, excluding underwriting discounts but including our reimbursement of the underwriters for their out-of-pocket expenses incurred in connection with this offering, (including marketing, syndication and travel expenses, and excluding underwriting discounts and commissions), will be approximately $500,000. In accordance with FINRA Rule 5110, the underwriters’ reimbursed expenses are deemed underwriting compensation for this offering.

Clear-Market

We have agreed that, from the date of the underwriting agreement and for a period of 30 days after the date of this prospectus supplement, we will not, without the prior written consent of the underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the Notes or any securities that are substantially similar to the Notes, or cause to be filed, any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Notes or such other securities.

No Public Trading Market

There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the Notes will develop, that you will be able to sell your Notes at a particular time, or that the price you receive when you sell will be favorable. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the credit ratings for the Notes, our operating performance and financial condition, general economic conditions and other factors.

Price Stabilization, Short Positions

In connection with this offering of the Notes, the underwriters may engage in overallotment and stabilizing transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Notes. Stabilizing transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing transactions, they may discontinue them at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they have received and may receive customary fees and expenses. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of the Company. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on one or more websites or through other online services maintained by the underwriters or by their affiliates. Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriters or any of their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.

Other Matters

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for BHLB by Luse Gorman, PC, Washington, D.C. Certain legal matters related to the offering will be passed upon for the underwriters by Hunton Andrews Kurth LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of December 31, 2021, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2021, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2021 and incorporated in this prospectus supplement by reference. Such financial statements have been so incorporated in the reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants or Other Rights

Purchase Contracts

Units

Subscription Rights

Berkshire Hills Bancorp, Inc. and/or one or more selling security holders to be identified in the future may offer to sell, from time to time, shares of our common stock or preferred stock, either separately or represented by depositary shares, rights or warrants exercisable for our common stock, preferred stock or depositary shares representing preferred stock, stock purchase contracts, debt securities and units or subscription rights to purchase common stock, preferred stock, depositary shares or debt securities that we may offer to our stockholders (together, the “Securities”). Such Securities may be offered separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The preferred stock and warrants may be convertible into or exercisable for common or preferred stock.

This prospectus provides you with a general description of the Securities that may be offered. Each time Securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the Securities being offered. The supplements may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our Securities.

The Securities may be offered and sold in any combination or amounts, at prices and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, including through subscription rights offerings, on a continuous or delayed basis.

Our common stock is traded on the New York Stock Exchange under the symbol “BHLB.”

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 4 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such documents. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The securities are not savings or deposit accounts and are not insured by the FDIC or any other governmental agency.

The date of this prospectus is March 20, 2020

TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3

RISK FACTORS	4

BERKSHIRE HILLS BANCORP, INC.	4

USE OF PROCEEDS	5

PROSPECTUS SUMMARY	4

THE SECURITIES WE MAY OFFER	5

DESCRIPTION OF DEBT SECURITIES	5

DESCRIPTION OF COMMON STOCK	11

DESCRIPTION OF PREFERRED STOCK	12

DESCRIPTION OF DEPOSITARY SHARES	14

DESCRIPTION OF WARRANTS OR OTHER RIGHTS	15

DESCRIPTION OF PURCHASE CONTRACTS	15

DESCRIPTION OF SUBSCRIPTION RIGHTS	17

DESCRIPTION OF UNITS	16

LEGAL OPINION	21

EXPERTS	21

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf process, we may, from time to time, sell any of the Securities described in this prospectus in one or more offerings. Additionally, under the shelf process, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by us. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the Securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, we may add to and offer additional securities including secondary securities by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below. Information incorporated by reference after the date of this prospectus may add to, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Berkshire Hills Bancorp,” the “Company,” “we,” “us,” “our” or similar references mean Berkshire Hills Bancorp, Inc. and references to the “Bank” mean Berkshire Bank.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). These documents are available at the Internet site that the SEC maintains, http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Filing Date (as applicable)
Annual Report on Form 10-K	Year ended December 31, 2019

Current Reports on Form 8-K (other than information furnished under Items 2.02 or 7.01 of Form 8-K)	January 3, 2020, January 28, 2020, January 29, 2020, February 13, 2020 and February 24, 2020

The description of Berkshire Hills Bancorp common stock and preferred stock set forth in the registration statement on Form 8-A (No. 1-15781) and any amendment or report filed with the SEC for the purpose of updating this description	November 13, 2012

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the debt securities, preferred stock, common stock, depositary shares, warrants, purchase contracts or units covered by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Berkshire Hills Bancorp, Inc.

60 State Street

Boston, Massachusetts 02109

Attention: Investor Relations Department

(800) 773-5601, ext. 133773

In addition, we maintain a corporate website, ir.berkshirebank.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this Registration Statement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we incorporate by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. The Company’s ability to predict results or the actual effects of its plans or strategies is inherently uncertain. Although we believe that our plans, intentions and expectations, as reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. Our ability to predict results or the actual effects of our plans and strategies is inherently uncertain. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth under Item 1A—“Risk Factors” in our most recent annual report on Form 10-K and in other reports filed with the Securities and Exchange Commission. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to: general economic conditions, either nationally or locally in some or all of the areas in which we conduct our business; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income or future cash flows; changes in deposit flows, and in demand for deposit, loan, and investment products and other financial services in our local markets; changes in real estate values, which could impact the quality of the assets securing our loans; changes in the quality or composition of the loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames; our timely development of new and competitive products or services in a changing environment, and the acceptance of such products or services by our customers; the outcome of pending or threatened litigation or of other matters before regulatory agencies, whether currently existing or commencing in the future; changes in accounting principles, policies, practices, or guidelines; changes in legislation and regulation; operational issues and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System (the “Federal Reserve”); war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting the Company’s operations, pricing, and services. Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus. We do not assume any obligation to revise forward-looking statements except as may be required by law.

PROSPECTUS SUMMARY

This summary highlights selected information about Berkshire Hills Bancorp, Inc. and a general description of the Securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of Berkshire Hills Bancorp, Inc. and the terms of the Securities we will offer, you should read carefully this entire prospectus, including the applicable prospectus supplement for the Securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware. Our business, financial condition or results of operations could be materially affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

BERKSHIRE HILLS BANCORP, INC.

Berkshire Hills Bancorp (the “Company” or “Berkshire”) is headquartered in Boston, Massachusetts. It had approximately $13.2 billion in assets as of December 31, 2019 and is the parent of Berkshire Bank — America’s Most Exciting BankSM (the “Bank”).  Berkshire Bank, a Massachusetts-chartered trust company, was established in 1846.

In addition to Berkshire Bank, Berkshire Hills Bancorp owns an insurance agency named Berkshire Insurance Group. Berkshire Hills Bancorp is regulated as a financial holding company under the supervision of the Federal Reserve. Berkshire Bank is regulated under the supervision of the FDIC and the Commonwealth of Massachusetts.

Our common stock currently trades on the New York Stock Exchange under the symbol “BHLB.”

Our principal executive offices are located at 60 State Street, Boston, Massachusetts 02109, and our telephone number is (800) 773-5601, ext. 133773.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1 of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing our outstanding common stock, financing possible acquisitions of branches, other financial institutions, other businesses that are related to banking or diversification into other banking-relating businesses, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

The prospectus supplement with respect to an offering of any Security may identify different or additional uses for the proceeds of that offering.

The Securities We May Offer

The descriptions of the Securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of Securities that we or selling security holders may offer. The particular material terms of the Securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered Securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered Securities, and the securities exchange, if any, on which the offered Securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant Securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” and subordinated debt securities will be issued under a separate indenture, referred to in this section as the “subordinated indenture.” The senior indenture and the subordinated indenture are referred to in this section as the “indentures.” The senior debt securities and the subordinated debt securities are referred to in this section as the “debt securities.” The debt securities will be our direct unsecured general obligations.

This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following briefly describes the general terms and provisions of the debt securities and the indentures. We have not restated these indentures in their entirety in this description. We have filed the forms of the indentures, including the forms of debt securities, as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the respective indentures. Capitalized terms used in the summary have the meanings specified in the indentures.

Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture. At the date of this prospectus, we had not issued any debt securities under either indenture.

Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

The debt securities will be our exclusive obligations. Neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will generally have a junior position to claims of all creditors and preferred shareholders of our subsidiaries.

Terms of Each Series of Debt Securities Provided in the Prospectus Supplement

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	the principal amount of the debt securities;

•	the denominations in which the debt securities will be issued;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	the place where the principal of, and premium, if any, and interest on any debt securities will be payable;

•	the date or dates on which the debt securities will be issued and the principal, and premium, if any, of the debt securities will be payable;

•	the rate or rates which the debt securities will bear interest and the interest payment dates for the debt securities;

•	any mandatory or optional redemption provisions;

•	the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any deletion from, changes of or additions to the covenants or the Events of Default (as defined below) under “Provisions in Both Indentures – Events of Default and Remedies”;

•	any changes to the terms and condition upon which the debt securities can be defeased or discharged;

•	any restriction or other provision with respect to the transfer or exchange of the debt securities;

•	the identity of any other trustee, paying agent and security registrar, if other than the trustee; and

•	any other terms of the debt securities.

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served.

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any related prospectus supplement. “Original issue discount security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof.

Provisions Only in the Senior Indenture

Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.

Provisions Only in the Subordinated Indenture

Payment of the principal, premium, if any, and interest on the subordinated debt securities will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including senior debt securities and other debt to the extent described in a prospectus supplement.

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the regulations issued by the Federal Reserve Board for bank holding companies. The regulations set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated in right of payment;

•	not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer or of a major subsidiary depository institution of the issuing holding company;

•	not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without prior approval of the Federal Reserve; and

•	not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Provisions in Both Indentures

Consolidation, Merger or Asset Sale

Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. Each also allows us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which require that:

•	the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;

•	the remaining or acquiring person, association or entity assumes our obligations under the indentures; and

•	immediately after giving effect to the transaction, no Default or Event of Default, as defined below, shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures.

Events of Default and Remedies

In the indentures, Default with respect to any series of debt securities means any event which is, or after notice or lapse of time or both would become, an Event of Default.

In the indentures, Event of Default with respect to any series of debt securities means any of the following:

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to pay interest on any debt security of that series for 30 days;

•	subject to certain exceptions, failure to perform any other covenant in the indenture, other than a covenant default in the performance of which has expressly been included in the indenture solely for the benefit of series of debt securities other than that series, that continues for 90 days after being given written notice as specified in the indenture;

•	our bankruptcy, insolvency or reorganization; or

•	any other Event of Default included in any indenture or supplemental indenture.

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration.

Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities. The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. Subject to certain limitations, the holders of a majority in principal amount of the outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under the debt securities of any series will not necessarily constitute an event of default under our other indebtedness or vice versa.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, requirement that the Company maintain an office or agency for matters related to the debt securities, reduction of the percentage consent required for modifications, or impairment of the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without consent of all holders.

In addition, we and the trustee may enter into supplemental indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•	curing ambiguities or correcting defects or inconsistencies;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•	providing for a successor trustee;

•	qualifying the indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); or

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded.

Discharging Our Obligations

We may choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the debt securities discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Information Concerning the Indenture Trustee

Under provisions of the indentures and the Trust Indenture Act, if a trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign in the manner provided by the indentures. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign with respect to one or more series of debt securities and a successor trustee may be appointed by us to act with respect to any such series. The trustee may be removed with respect to a series of debt securities by the Company in accordance with the terms of the Indenture, or by the holders of a majority in aggregate principal amount of such series at any time.

Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise.

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. However, no annual report is required to be submitted if no event described in Section 313(a) of the Trust Indenture Act has occurred within the 12 months preceding the reporting date.

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action.

No Personal Liability of Officers, Directors, Employees or Shareholders

Our officers, directors, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities by way of his or her status. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Form, Denominations and Registration; Global Securities; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in minimum denominations of $1,000 or integral multiples in excess thereof. You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange.

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or any successor depositary, which we call a “depositary,” and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC. See “Global Securities” for the procedures for transfer of interests in securities held in global form.

DESCRIPTION OF COMMON STOCK

The following summary contains a description of the general terms of the common stock that we may issue. The specific terms of any common stock will be described in the prospectus supplement. Certain provisions of the common stock described below and in any prospectus supplement are not complete. You should refer to our Certificate of Incorporation and filings with the SEC with respect to the offering of such common stock.

General

Berkshire Hills Bancorp, which is incorporated under the General Corporation Law of the State of Delaware, is authorized to issue 100,000,000 shares of its common stock, $0.01 par value, of which 50,201,987 shares were issued and outstanding as of March 20, 2020. Berkshire Hills Bancorp’s board of directors may at any time, without additional approval of the holders of preferred stock or common stock, issue additional authorized shares of common stock. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Voting Rights

The holders of common stock are entitled to one vote per share on all matters presented to stockholders. Holders of common stock are not entitled to cumulate their votes in the election of directors. However, Berkshire Hills Bancorp’s Certificate of Incorporation provides that a record owner of Berkshire Hills Bancorp’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of Berkshire Hills Bancorp’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.

No Preemptive or Conversion Rights

The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Berkshire Hills Bancorp before such securities are offered to others. The absence of preemptive rights increases Berkshire Hills Bancorp’s flexibility to issue additional shares of common stock in connection with Berkshire Hills Bancorp’s acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends

Holders of common stock are entitled to receive dividends ratably when, as and if declared by Berkshire Hills Bancorp’s board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware law, Berkshire Hills Bancorp may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if our surplus accounts are in a deficit position. Dividends paid by our subsidiary bank have historically been a significant source of funds available to Berkshire Hills Bancorp. Berkshire Hills Bancorp expects to use these sources of funds in the future, as well as proceeds it may obtain from the offering of common stock, preferred stock and/or debt securities for payment of dividends to our stockholders, the repurchase of our common stock and for other needs. Berkshire Hills Bancorp’s board of directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including Berkshire Hills Bancorp’s earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as Berkshire Hills Bancorp’s board of directors deems relevant.

Berkshire Hills Bancorp’s principal assets and sources of income consist of investments in our operating subsidiaries, which are separate and distinct legal entities.

Certain Certificate of Incorporation and Bylaw Provisions Affecting Stock

Berkshire Hills Bancorp’s Certificate of Incorporation and Bylaws contain several provisions that may make Berkshire Hills Bancorp a less attractive target for an acquisition of control by anyone who does not have the support of Berkshire Hills Bancorp’s board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a vote limitation provision and the limitation that stockholder actions may only be taken at a meeting and may not be taken by unanimous written stockholder consent. The foregoing is qualified in its entirely by reference to Berkshire Hills Bancorp’s Certificate of Incorporation and Bylaws, both of which are on file with the SEC.

Restrictions on Ownership

Under the federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve if any person (including a company), or group acting in concert, seeks to acquire “control” of a bank holding company or bank. An acquisition of “control” can occur upon the acquisition of 10.0% or more of a class of voting securities of a bank holding company or savings institution or as otherwise defined by the Federal Reserve. Under the Change in Bank Control Act, the Federal Reserve has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our Certificate of Incorporation or the Certificate of Designation with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

General

Berkshire Hills Bancorp is authorized to issue up to 2,000,000 shares of preferred stock, par value $0.01, in one or more series, without stockholder action. As of March 20, 2020, 260,907 shares of Series B non-voting convertible preferred stock are outstanding. The Certificate of Incorporation provides that the board of directors can fix the designation, powers, preferences and rights of each series. Berkshire Hills Bancorp’s board of directors may, at any time without additional approval of the holders of preferred or common stock, authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. In a prospectus supplement, we will describe the aggregate number of shares offered relating to a particular series of the preferred stock and the specific terms of the offering.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•	senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our certificate of incorporation.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Our ability to pay dividends on our preferred stock will depend on circumstances existing at the time, including Berkshire Hills Bancorp’s earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as Berkshire Hills Bancorp’s board of directors deems relevant.

Redemption

We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option with prior approval of the Federal Reserve. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Restrictions on Ownership

Under regulations adopted by the Federal Reserve, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities.” Under the federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve if any person (including a company), or group acting in concert, seeks to acquire “control” of a bank holding company or bank. An acquisition of “control” can occur upon the acquisition of 10.0% or more of a class of voting securities of a bank holding company or savings institution or as otherwise defined by the Federal Reserve. Under the Change in Bank Control Act, the Federal Reserve has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition.

Exchangeability

We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any issuance of depositary shares. You should read the particular terms of any depositary shares we offer in any prospectus supplement, together with the more detailed form of deposit agreement, including the form of depositary receipt relating to the depositary shares, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement also will state whether any of the terms summarized below do not apply to the depositary shares being offered.

General

We may offer fractional, rather than full shares of preferred stock. If we exercise this option, we will provide for the issuance by a depositary to the public of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be stated in the applicable prospectus supplement relating to a particular series of the preferred stock) in a share of a particular series of the preferred stock.

We will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and a bank or trust company selected by us, known as a depositary, having its principal office in the United States, and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. These rights include any dividend, voting, redemption, conversion and liquidation rights.

While the final depositary receipts are being prepared, we may order the depositary, in writing, to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. This will entitle the holders to all the rights relating to the final depositary receipts. Final depositary receipts will be prepared without unreasonable delay, and the holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock (less any taxes required to be withheld) to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares that the holders own on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum that the depositary receives for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares that are entitled to it, unless the depositary determines that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to holders of depositary shares.

Conversion and Exchange

Unless the applicable prospectus supplement indicates otherwise, the series of preferred stock underlying the depositary shares will not be convertible or exchangeable into any other class or series of our capital stock.

Redemption of Deposited Preferred Stock

If a series of preferred stock underlying the depositary shares is subject to redemption, we will redeem the depositary shares from the redemption proceeds received by the depositary, in whole or in part, on the series of preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. When we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the redemption will be made in a manner that our board of directors decides is equitable.

From and after the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of depositary shares will cease, except the right to receive money or property that the holders of the depositary shares were entitled to receive on redemption. The payments will be made when holders surrender their depositary receipts to the depositary.

Voting of Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary on how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will try, if practicable, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received, and we will take all action that the depositary may consider necessary to enable the depositary to do so. The depositary will not vote any preferred stock if it does not receive specific instructions from the holders of depositary shares relating to the preferred stock.

DESCRIPTION OF WARRANTS OR OTHER RIGHTS

We may issue warrants or other rights for the purchase of common stock, preferred stock and debt securities. Warrants or other rights may be issued separately or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants or other rights will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants or other rights. In a prospectus supplement, we will inform you of the exercise price and other specific terms of any such warrants or other rights, including whether our or your obligations, if any, under any warrants or other rights may be satisfied by delivering or purchasing the underlying securities or their cash value.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF SUBSCRIPTION RIGHTS

General

We may distribute subscription rights, which may or may not be transferable, to the holders of our common stock, holders of any series of our preferred stock, holders of depository shares or holders of our debt securities as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock, preferred stock, depository shares or debt securities for every share of our common stock, share of a series of preferred stock, depository shares or our debt securities that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. The subscription rights will be evidenced by subscription rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock, a series of preferred stock, depository shares or our debt securities at a rate and price to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their subscription rights, they must do so before the expiration date of the subscription rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the subscription rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the subscription rights offering.

Exercise Price

Our board of directors will determine the exercise price or prices for the subscription rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase securities that remain unsold in the subscription rights offering; and general conditions in the securities markets, especially for securities of financial institutions.

The subscription price may or may not reflect the actual or long-term fair value of the common stock, preferred stock, depository shares or debt securities offered in the subscription rights offering. We provide no assurances as to the market values or liquidity of any subscription rights issued, or as to whether or not the market prices of the common stock, preferred stock, depository shares or debt securities subject to the subscription rights will be more or less than the subscription rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising subscription rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of subscription rights. Subscription rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of subscription rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising subscription rights. If holders of subscription rights do not exercise their subscription rights prior to such time, their subscription rights will expire and will no longer be exercisable and will have no value. We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the subscription rights offering at any time prior to the Expiration Date for any reason. We may terminate the subscription rights offering, in whole or in part, at any time before completion of the subscription rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the subscription rights offering that in the sole judgment of our board of directors would or might make the subscription rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the subscription rights offering. We may waive any of these conditions and choose to proceed with the subscription rights offering even if one or more of these events occur. If we terminate the subscription rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of subscription rights will have no rights as holders with respect to our common stock, preferred stock, depository shares or debt securities for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such common stock, preferred stock, depository shares or debt securities, as applicable, have been issued to such persons. Holders of subscription rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their subscription rights and have paid the exercise price to the subscription agent. All exercises of rights will be final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock, preferred stock, depository shares or debt securities pursuant to the subscription rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such securities if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, our common stock, preferred stock, depository shares or debt securities not subscribed for in the subscription rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be DTC and the securities will be registered in the name of Cede & Co. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our certificate of incorporation or the applicable indenture, warrant agreement or other applicable security. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of participants or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC will take any action permitted to be taken by a registered holder of any securities under our certificate of incorporation or the relevant indenture, warrant agreement, or other applicable security only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•	we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, warrant agreement, or other security that the global security will be exchangeable for definitive securities in registered form; or

•	there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our certificate of incorporation or the relevant indenture, warrant agreement or other security.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, any trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of the security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell our securities through underwriters or dealers, directly to purchasers, through agents, or through any combination thereof.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such stock, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL OPINION

The validity of the securities that may be offered will be passed upon for us by Luse Gorman, PC, Washington, D.C.

EXPERTS

The consolidated financial statements of Berkshire Hills Bancorp, Inc. as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated in this registration statement by reference. Such consolidated financial statements have been so incorporated in reliance upon their authority as experts in accounting and auditing.

$100,000,000

    5.50% Fixed-to-Floating Rate Subordinated Notes due 2032

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers

Keefe, Bruyette & Woods A Stifel Company	PNC FIG Advisory, part of PNC Capital Markets LLC

June 28, 2022